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                                                                   EXHIBIT 5.01

                                  March 8, 2000

Adaptec, Inc.
691 S. Milpitas Blvd.
Milpitas, California 95035

Gentlemen/Ladies:

         At your request, we have examined the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about March 8, 2000 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 290,000 shares of the Common Stock, par value $0.001 per share (the "STOCK"), of Adaptec, Inc., a Delaware corporation ("ADAPTEC"), issuable upon the exercise of the Warrants to Purchase Stock (the "WARRANTS") included as Exhibits 4.01 and 4.02 to the Registration Statement, all or part of which will be sold by the selling stockholder, Agilent Technologies, Inc. (the "SELLING STOCKHOLDER"). The Selling Stockholder will acquire the Stock upon the Selling Stockholder's exercise of the Warrants that Selling Stockholder received from Adaptec.

         In rendering this opinion, we have examined the following:

         (1) the Warrants to Purchase Stock delivered by Adaptec to Agilent Technologies, Inc., issued on January 17, 2000, providing for the purchase of 1,160,000 shares of the Stock of Adaptec at an exercise price of $62.25 per share;

         (2) the Registration Statement, together with the Exhibits filed as a part thereof;

         (3) the Prospectus prepared in connection with the Registration Statement;

         (4) the resolutions of the Board of Directors of Adaptec, dated as of February 10, 2000, approving the Warrants, the Registration Statement and the Stock; and

         (5) correspondence dated March 6, 2000 from your transfer agent stating the number of outstanding shares of your common stock as of December 31, 1999, together with documentation received from you regarding your reconciliation of such number to the records of Adaptec as reported to the Commission on Form 10-Q, as amended, for the quarter ended December 31, 1999.

         By review of the records of the Commission appearing on the Commission's Website, we have reviewed the filing by you of reports required to be filed by you pursuant to Sections 13, 14 and 15 of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

         As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of

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any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

         We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and the State of California.

         Based upon the foregoing, it is our opinion that the 290,000 shares of Stock that may be issued and sold by you upon exercise of the Warrants, when issued and sold in accordance with the applicable Warrant and sold by the Selling Stockholder in the manner referred to in the Prospectus associated with the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

         This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above sale of the Stock and is not to be relied upon for any other purpose.

                                                  Very truly yours,

                                                  FENWICK & WEST LLP

                                                  By /s/ Dennis R. DeBroeck
                                                     --------------------------
                                                  Dennis R. DeBroeck, a Partner